                                                                      EXHIBIT 32

                                  CERTIFICATION

                    PURSUANT TO 18 U.S.C. 1350 AS ADOPTED BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Each of the undersigned, David F. Carney, Chairman and Chief Executive Officer of Lincoln Educational Services Corporation (the "Company"), and Cesar Ribeiro, Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 (the "Report").

      Each of the undersigned hereby certifies that, to his knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    August 10, 2006


/s/ David F. Carney
----------------------------------
David F. Carney
Chairman & Chief Executive Officer


/s/ Cesar Ribeiro
----------------------------------
Cesar Ribeiro
Chief Financial Officer